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                                                                    EXHIBIT 23.2

                               [KPMG LETTERHEAD]

Audit

31, Allee Schelter       Telephone +352 22 51 51 1     Internet www.kpmg.lu
L-2520 Luxembourg        Telefax   +352 22 51 71       E-mail   audit@kpmg.lu


Standard Management Corporation
9100 Keystone Crossing, Suite 600
Indianapolis, Indiana 46240

and

Advest Inc.
One Rockefeller Plaza, 20th Floor
New York, New York 10020



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated January 15, 2001, with respect to the consolidated balance sheets of Standard Management International S.A. and subsidiaries as at September 30, 2000 and 1999 and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2000 included herein and to the reference to our firm name under the heading "Experts" in the prospectus.


Luxembourg City, Luxembourg
July 19, 2001

KPMG Audit

/s/ S. Nye
---------------

S. Nye
Partner